EXHIBIT 32.2
Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
     I, Robert C. Low, Vice President, Finance and Chief Financial Officer (principal financial officer) of MiddleBrook Pharmaceuticals, Inc. (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2007 of the Registrant (the “Report”), that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Robert C. Low Name: Robert C. Low
Date: March 25, 2008